Exhibit 10.2

VIA HAND DELIVERY

December 7, 2009

Mr. Brad Holtzinger
MIPS Technologies, Inc.
955 E. Arques Avenue
Sunnyvale, CA  94085

Dear Brad,

This is to confirm that MIPS Technologies, Inc. is enhancing your fiscal year 2010 Performance-Based Bonus Plan for Executives as follows:

    1.    Guaranteed payout of 20% of your salary;
    2.    Paid out at normal time for bonus payout (typically in August);
    3.    To be paid even if you are terminated by the company prior to the time of payout; and
    4.    The bonus will not be paid, however, if you voluntarily resign prior to its payout.

Sincerely,

/s/ JOHN BOURGOIN

John Bourgoin